                               EXHIBIT INDEX

Exhibit
Number                   Exhibit
-------        -----------------------------------------
  12           Statement re Sun Company, Inc. and Subsidiaries Computation
               of Ratio of Earnings to Fixed Charges for the Three-Month
               Period Ended March 31, 1998.

  27.1         Article 5 of Regulation S-X, Financial Data Schedule.

  27.2 Restatement of Article 5 of Regulation S-X, Financial Data Schedule for the Six-Month Period Ended June 30, 1997 and Nine-Month Period Ended September 30, 1997.